SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): October 25, 2002
                                                         ----------------


                                  GENUITY INC.
               (Exact Name of Registrant as Specified in Charter)

          DELAWARE                       000-30837                74-2864824
---------------------------     ---------------------------   -----------------
(State or Other Jurisdiction     (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)


    225 Presidential Way, Woburn, MA                           01801
  ------------------------------------                      ----------
 (Address of Principal Executive Offices)                   (Zip Code)



       Registrant's Telephone Number, including Area Code: (781) 865-2000
                                                           --------------

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Item 5.  Other Events

On October 25, 2002, Genuity Inc., a Delaware corporation, announced that it is continuing to negotiate with its lenders in an effort to restructure its debt, and that the company has received another two-week extension, or "standstill," from its lenders. As part of this latest extension agreement with its global consortium of banks and Verizon Communications Inc., Genuity made a payment of $12.5 million to the bank group.

This new extension, which runs through November 12, 2002, was agreed upon by all of the banks that provided the $723 million in funding that Genuity received in July 2002 as part of its $2 billion line of credit, as well as by Verizon, which previously loaned Genuity $1.15 billion. To date, Genuity has repaid the banks $200 million of its outstanding debt.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)  Exhibits.

              99.1     Press Release dated October 25, 2002 of Genuity Inc.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               GENUITY INC.


                               By:        /s/ Daniel P. O'Brien
                                  -----------------------------------------
                                    Name:    Daniel P. O'Brien
                                    Title:   Executive Vice President and
                                             Chief Financial Officer


Date: October 28, 2002


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                                  EXHIBIT INDEX

Exhibit No.     Description of Exhibits                                  Page

     99.1     Press Release dated October 25, 2002 of Genuity Inc.        5